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                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


      As independent public accountants, we hereby consent to the inclusion in this registration statement of our report dated May 6, 2002 and to all references to our Firm included in this registration statement.




                                                /s/ Arthur Andersen LLP




Boston, Massachusetts
May 13, 2002